           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 2003

                                                REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          RRUN VENTURES NETWORK, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                                             98-0204736
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                             Identification No.)

                          62 West 8th Avenue, 4th Floor
                   Vancouver, British Columbia, Canada V5Y 1M7
          (Address of Principal Executive Offices, including ZIP Code)

            Consulting Agreements and Debt Settlement Agreements for
            Pavel Bains; Darryl Headley; Jason Thompson; and Phil Fox
                            (Full title of the plans
                           or compensation agreements)

                               Cane & Company, LLC
                       2300 West Sahara Avenue, Suite 500
                                     Box 18
                             Las Vegas, Nevada 89102
                     (Name and address of agent for service)

                                 (702) 312-6255
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

TITLE OF           AMOUNT OF            PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO      SHARES TO            OFFERING PRICE       AGGREGATE OFFERING PRICE  REGISTRATION FEE
BE REGISTERED      BE REGISTERED        PER SHARE
========================================================================================================
$.0001 par value   14,914,286(2)        $0.007               $104,400(1)               $9.60
common stock

TOTALS             14,914,286                                $143,938(1)               $9.60
                   ==========                                ===========

(1)      This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the
         Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of May 23, 2003, a date within five business days prior to the filing of this registration statement.

(2)      Shares registered are the aggregate number of shares of common stock issuable to the four consultants engaged by the Registrant pursuant to their individual consulting agreements entered into with the Registrant as well as three debt settlement agreements entered into with Pavel
         Bains, Darryl Headley and Jason Thompson.

PROSPECTUS

                           RRUN VENTURES NETWORK, INC.

                        14,914,286 Shares Of Common Stock

         This prospectus relates to the offer and sale by RRUN Ventures Network,
Inc., a Nevada corporation ("Company"), of shares of its $.0001 par value per share common stock to certain outside consultants (collectively, the
"Consultants") pursuant to four separate consulting agreements entered into by the Company for the performance of services on behalf of the Company by each named Consultant (herein referred to collectively as "Consulting Agreements")
and for the payment of past consulting services rendered by three Consultants
(Pavel Bains, Darryl Headley, Jason Thompson) as set forth in their Debt
Settlement Agreements ("Debt Settlement Agreements"). Pursuant to the Consulting
Agreements and the Debt Settlement Agreements, as payment for services rendered to the Company by the Consultants, the Company is registering hereunder and then issuing, upon receipt of adequate consideration therefore, to the Consultants, up to an aggregate total of 14,914,286 shares of common stock.

         The common stock is not subject to any restriction on transferability, except with respect to resale restrictions applicable to shares of our common stock that are delivered to Consultants that are deemed to be our affiliates. At the date hereof, none of the Consultants are deemed to be affiliates of the
Company. Recipients of shares other than persons who are "affiliates" of Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or any one of its subsidiaries. An "affiliate" of
Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"). If a Consultant who is not now an "affiliate"
becomes an "affiliate" in the future, he/she would then be subject to Section
16(b) of the Exchange Act. The common stock is traded on the OTC Bulletin Board under the symbol "RRUN."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is May 28, 2003

         This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities
Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the
"Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Raymond Hawkins, chairman and co-chief executive officer, 62 West 8th Street, 4th Floor,
Vancouver, British Columbia, Canada V5Y 1M7. The Company's telephone number is
(604) 682-6541.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the
Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the
Commission at 450 Fifth Street, N.W. Washington D.C. 20549.

         No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

Item 6.  Indemnification of Officers, Directors, Employees and

                                     PART 1
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

ITEM 1.  INFORMATION ON THE CONSULTING AGREEMENTS

THE COMPANY

         The Company has its principal executive offices at 62 West 8th Street,
4th Floor, Vancouver, British Columbia, Canada V5Y 1M7. The Company's telephone number is (604) 682-6541.

PURPOSE

         The Company will issue common stock to the Consultants pursuant to their individual Consulting Agreements and Debt Settlement Agreements entered into between these Consultants and the Company, all of which have been fully executed and approved by the duly authorized officers of the Company. Based on the terms and provisions of the Consulting Agreements and the Debt Settlement
Agreements, delivery of the shares of common stock registered herein is for the delivery of full and final compensation to the Consultants for services rendered to us prior to the date of this prospectus.

            The purpose of the Company's retention of the Consultants was for a variety of consulting services that can be generally categorized as follows and that are hereinafter referred to as the "Services":

            o  perform services for the Company regarding the incubation of primarily a live concerts and events business and the incubation of other entertainment businesses for the Company. The incubation services consist of including, but not limited to,
               conceptualizing, developing, and operating such businesses;

            o  perform services for the Company regarding the research, solicitation  and closing of entertainment acquisitions that fall within the Company's lines of business, and subsequent operating of such acquisitions;

            o  perform services for the Company regarding the business development and planning of the securing of and/or formation of new partnerships and subsidiaries for the Company to develop and/or acquire entertainment businesses that fall within the
               Company's lines of business;

            o  perform services for the Company and its subsidiaries regarding the creative direction and strategic development of marketing materials, creative direction/architecture design of online presences and  production services: graphic design, audio
               production, video production, 3D design and animation;

            o  perform services for the Company as a key strategist for its overall entertainment business;

            o  attend meetings, whether in person or by phone, or video teleconference of the Company's board of directors or executive committee(s) when so requested by the Company;

            o  attend meetings at the request of the Company and review, analyze and report on proposed business opportunities;

            o  consult with the Company concerning on-going strategic corporate planning and long term corporate development policies, including advice regarding revisions of the Company's business plan;

            o  consult with, advise and assist the Company in identifying, studying and evaluating acquisition, joint venture, strategic alliance, recapitalization and restructuring proposals, thereon when advisable, and assist in negotiations and discussions pertaining thereto;

                                        1

            o  assist the Company in obtaining advisory assistance from other professionals where necessary or advisable, including, but not limited to attorneys and accountants;

            o  consult with, advise and assist the Company in the identification and selection of additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees.

            The purpose of the Company's registration of these shares on Form
S-8 is to lawfully permit the Company to issue shares of common stock as compensation for Services rendered to the Company by the Consultants. Doing so also permits the Company to conserve its available cash resources, yet still obtain the delivery of the Services by the Consultants.

COMMON STOCK

            The Company has authorized the issuance of up to 14,914,286 shares of common stock to the Consultants pursuant to the Consulting Agreements, upon effectiveness of this registration statement. On a combined basis, the Company has approved the issuance of an aggregate of no more than 14,914,286 shares of our common stock issuable pursuant to the Consulting Agreements.

THE CONSULTANTS

         The Consultants agreed to provide their expertise, advice and the
Services to the Company for the purposes set forth in their respective
Consulting Agreements attached to this Form S-8 registration statement as exhibits thereto, and we intend to compensate them for their Services under the terms of the Consulting Agreements and to deliver to the Consultants shares of our common stock in full satisfaction of compensation we owe the Consultants under the terms and provisions of the Debt Settlement Agreements attached to this Form S-8 registration statement as exhibits.

NO RESTRICTIONS ON TRANSFER

         The Consultants will become the record and beneficial owners of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock.

TAX TREATMENT TO THE CONSULTANTS

         The common stock is not qualified under Section 401(a) of the Internal
Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate," Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

TAX TREATMENT TO THE COMPANY

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by the
Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS ON RESALES

         In the event that an affiliate of the Company acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange
Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit"
computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under Section 16(b) of the Exchange
Act, the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not Applicable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange
Commission (the "Commission") by RRUN Ventures Network, Inc., a Nevada
corporation, are incorporated herein by reference:

(a)      The Company's latest Annual Report on Form 10-KSB for the year ended
         December 31, 2002, filed with the Securities and Exchange Commission;
         as well as the Company's quarterly reports filed on Form 10-QSB for the periods ended March 31, 2003;

(b)      The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")
         since the fiscal year ended December 31, 2002, specifically, the
         Company's Form 12b-25 filed with the Commission on or about May 16,
         2003 with respect to the delayed filing of the Company's Form 10-QSB for the year ended March 31, 2003;

(c)      All other documents filed by the Company after the date of this
         Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d)
         of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Gregory Bartko, Esq., of the Law Office of Gregory Bartko, P.C., has
provided legal services and advice to the Company in connection with a variety of corporate and securities matters, including the preparation and filing of this registration statement, the registrant's compliance with the periodic reporting requirements of the Securities Exchange Act of 1934, advice to the registrant in connection with various mergers and acquisition opportunities available to the registrant and general financial consulting and advice on a variety of matters. Mr. Bartko may receive shares of our common stock as compensation for his legal services or under one or more Form S-8 registration statements that may be filed subsequent to the date of this prospectus. Mr.
Bartko has a right to receive shares of our common stock under the terms of our
Consulting Agreement dated November 22, 2002 entered into with him.

            At the date of this Registration Statement, Mr. Bartko beneficially owns 3,500,000 shares of our common stock. Neither Mr. Bartko, nor his law firm, have been employed on a contingent basis at anytime.

ITEM 6.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
         INSURANCE.

Section 78.7502 of the Nevada Revised Statutes provides:

      Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

            1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had
               reasonable cause to believe that his conduct was unlawful.

            2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses,
               including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after
               exhaustion of all appeals therefrom, to be liable to the
               corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
               subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including  attorneys' fees, actually and reasonably incurred by him in connection with the defense.

            The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the
Securities and Exchange Act of 1933.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE
PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS,
OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING
PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES
AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS
EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                  (a) The following exhibits are filed as part of this
registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No.                             Title
-----------  --------------------------------------------------------------

   5.0          Legal opinion of the Law Office of Gregory Bartko, P.C.

   10.1         Management Services Memorandum entered into between the
                Registrant and Pavel Bains dated January 1, 2002

   10.2         Settlement Agreement entered into between the
                Registrant and Pavel Bains dated May 5, 2003

   10.3         Consulting Agreement entered into between the
                Registrant and Phil Fox dated April 4, 2003

   10.4         Consulting Agreement entered into between the
                Registrant and Darryl Headley dated February 7, 2002

   10.5         Debt Settlement Agreement entered into between the
                Registrant and Darryl Headley dated March 14, 2003

   10.6         Staff Consulting Agreement entered into between the
                Registrant and Jason Thompson dated January 1, 2002

   10.7         Debt Settlement Agreement entered into between the
                Registrant and Jason Thompson dated March 14, 2003

   23.0         Consent of Law Office of Gregory Bartko, P.C. (Exhibit 5.0)

   23.1         Consent Morgan & Company, Chartered Accountants

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration
                  statement to:

                  (i)      include any prospectus required by Section 10(a)(3)
                           of the Securities Act;

                  (ii)     reflect in the prospectus any facts or events arising
                           after the effective date of the registration
                           statement (or the most recent post-effective
                           amendment thereof) which, individually or in the
                           aggregate, represents a fundamental change in the
                           information set forth in the registration statement;

                  (iii)    include any material information with respect to the
                           plan of distribution not previously disclosed in this
                           registration statement or any material change to such
                           information in this registration statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a
                  post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities
                  Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2)      That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such
                  securities offered at that time shall be deemed to be the
                  initial bona fide offering thereof.

         (3)      To remove from registration by means of a post-effective
                  amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)      To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the
                  latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the
                  Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of
                  Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is
                  specifically incorporated by reference in the prospectus to provide such interim financial information.

         (5)      Insofar as indemnification for liabilities arising under the
                  Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the
                  Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities
                  (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of
                  registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or
                  controlling person in connection with the securities being registered, registrant will, unless in the opinion of its
                  counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as
                  expressed in the Act and will be governed by the final
                  adjudication of such issue.

         The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and,
where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Vancouver, British Columbia, Canada on this 27th day of May, 2003.

                                                   RRUN VENTURES NETWORK, INC.
                                                   (Registrant)

                                                   /s/ Raymond Hawkins
                                                   ----------------------------
                                                       Raymond Hawkins
                                                       Chairman of the Board and
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURES                    TITLE                        DATE
-------------------------------------------------------------------------------

/s/ Raymond Hawkins               Chief Executive Officer;          May 27, 2003
-------------------               Chairman of the Board; and
    Raymond Hawkins               Director.

/s/ Edwin Kwong                   Chief Operating Officer;          May 27, 2003
---------------                   Chief Financial Officer;
    Edwin Kwong                   Principal Accounting Officer;
                                  and Director.

                                INDEX TO EXHIBITS

Exhibit No.                          Title
-----------  --------------------------------------------------------------

    5.0         Legal opinion of the Law Office of Gregory Bartko, P.C.

   10.1         Management Services Memorandum entered into between the
                Registrant and Pavel Bains dated January 1, 2002

   10.2         Settlement Agreement entered into between the
                Registrant and Pavel Bains dated May 5, 2003

   10.3         Consulting Agreement entered into between the
                Registrant and Phil Fox dated April 4, 2003

   10.4         Consulting Agreement entered into between the
                Registrant and Darryl Headley dated February 7, 2002

   10.5         Debt Settlement Agreement entered into between the
                Registrant and Darryl Headley dated March 14, 2003

   10.6         Staff Consulting Agreement entered into between the
                Registrant and Jason Thompson dated January 1, 2002

   10.7         Debt Settlement Agreement entered into between the
                Registrant and Jason Thompson dated March 14, 2003

   23.0         Consent of Law Office of Gregory Bartko, P.C. (Exhibit 5.0)

   23.1         Consent Morgan & Company, Chartered Accountants

                                        9